UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2019

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
NETGEAR, Inc. is furnishing this Amendment No. 1 on Form 8-K/A to amend certain statements made in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2019, as described further in Item 2.02 below.

Item 2.02    Results of Operations and Financial Condition.

On February 22, 2019, Arlo Technologies, Inc. (“Arlo”) filed a Form 8-K to amend its previously announced financial results for the fourth quarter and year ended December 31, 2018. As a consequence, NETGEAR, Inc.’s consolidated results reported on February 6, 2019, which included Arlo (reported within "Loss from discontinued operations, net of tax"), require amendment. “Loss from discontinued operations, net of tax” increases by $5.4 million in both the fourth quarter and year ended December 31, 2018, respectively.

The amendment, which increases Arlo’s pre-tax loss for the fourth quarter of 2018, results in a $1.7 million increase to "Provision for income taxes from continuing operations." In addition, the increase in Arlo’s pre-tax loss results in an increase to deferred tax assets recorded within discontinued operations, while the corresponding valuation allowances recorded against these assets are shown within continuing operations, in accordance with U.S. GAAP. The increase in Arlo’s pre-tax loss does not change the consolidated provision for income tax.

Results from operations as amended for line items impacted by these changes, as well as amounts previously reported on February 6, 2019, are outlined in the table below. Additionally, the amendment to "Provision for income taxes from continuing operations" increases cash used in continuing operations by $1.7 million in both the fourth quarter and year ended December 31, 2018, respectively. The non-GAAP measures previously reported on February 6, 2019 remain unchanged.

NETGEAR, INC.
(In thousands, except per share data)
(Unaudited)

	Amended Consolidated Statements of Operations		Previously Reported Consolidated Statements of Operations
	February 22, 2019		February 6, 2019
	Three months Ended	Twelve Months Ended	Three months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2018	December 31, 2018	December 31, 2018

Income from continuing operations before income taxes	$18,675	$43,204	$18,675	$43,204
Provision for income taxes	19,210	25,878	17,548	24,216
Net income (loss) from continuing operations	(535)	17,326	1,127	18,988
Net income (loss) from discontinued operations, net of tax	(27,304)	(35,655)	(21,861)	(30,212)
Net income (loss)	(27,839)	(18,329)	(20,734)	(11,224)
Net loss attributable to non-controlling interest in discontinued operations	(8,368)	(9,167)	(7,786)	(8,585)
Net income (loss) attributable to NETGEAR, Inc.	$(19,471)	$(9,162)	$(12,948)	$(2,639)

Net income (loss) per share - basic:
Income (loss) from continuing operations	$(0.02)	$0.55	$0.04	$0.60
Income (loss) from discontinued operations attributable to NETGEAR, Inc.	(0.60)	(0.84)	(0.45)	(0.68)
Net income (loss) attributable to NETGEAR, Inc.	$(0.62)	$(0.29)	$(0.41)	$(0.08)

Net income (loss) per share - diluted:
Income (loss) from continuing operations	$(0.02)	$0.52	$0.03	$0.57
Income (loss) from discontinued operations attributable to NETGEAR, Inc.	(0.60)	(0.80)	(0.42)	(0.65)
Net income (loss) attributable to NETGEAR, Inc.	$(0.62)	$(0.28)	$(0.39)	$(0.08)

Weighted average shares used to compute net income (loss) per share:
Basic	31,604	31,626	31,604	31,626
Diluted	31,604	33,137	32,803	33,137

The information contained in this Current Report on Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

By:	/s/ Bryan D. Murray
Name:	Bryan D. Murray
Title:	Chief Financial Officer
Dated:	February 22, 2019